EXHIBIT 4.2.1(zzz)

Upon recording, return to:

Ms. Shawne M. Keenan

Eversheds Sutherland (US) LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,
to
U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE

SEVENTY-SEVENTH SUPPLEMENTAL
INDENTURE

Relating to the
Series 2018 (FFB AC-8) Note and Series 2018 (RUS AC-8) Reimbursement Note

Dated as of January 30, 2018

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE RURAL UTILITIES SERVICE, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS SEVENTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of January 30, 2018 is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 2.1 hereof);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by seventy-six Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”), and the Original Indenture and the seventy-six Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Company is entering into a Tenth Amended and Restated Loan Contract, dated as of January 30, 2018 (the “Tenth Amended and Restated Loan Contract”) with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of a loan from the Federal Financing Bank (“FFB”) in a principal amount of $448,307,000 (the “FFB AC-8 Loan”);

WHEREAS, the Company’s obligation to repay the FFB AC-8 Loan will be evidenced by that certain Series 2018 (FFB AC-8) Note, dated the date of its authentication (the “Series 2018 (FFB AC-8) Note”), from the Company to FFB;

WHEREAS, RUS will guarantee the Company’s obligation to repay the FFB AC-8 Loan;

WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB AC-8 Loan, and such reimbursement obligation by the Company will be evidenced by that certain Series 2018 (RUS AC-8) Reimbursement Note, dated the date of its authentication (the “Series 2018 (RUS AC-8) Reimbursement Note,” and together with the Series 2018 (FFB AC-8) Note, collectively, the “AC-8 Notes”), from the Company to RUS;

WHEREAS, the Company desires to execute and deliver this Seventy-Seventh Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the AC-8 Notes as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the AC-8 Notes, to make the AC-8 Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the AC-8 Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Seventy-Seventh Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SEVENTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the AC-8 Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the AC-8 Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in Exhibit A attached hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY-SEVENTH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the AC-8 Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE AC-8 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Series 2018 (FFB AC-8) Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2018 (FFB AC-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof.  The face principal amount of the Series 2018 (FFB AC-8) Note is limited to $448,307,000.

The Series 2018 (FFB AC-8) Note shall be authenticated and delivered as a Conditional Obligation pursuant to Section 4.8 of the Original Indenture.  If the Series 2018 (FFB AC-8) Note is duly executed and issued by the Company, authenticated and delivered by the Trustee and received and held by FFB, then any advance under the Series 2018 (FFB AC-8) Note made in compliance with Section 4.8 of the Original Indenture will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2018 (FFB AC-8) Note shall be dated the date of its authentication.  The Series 2018 (FFB AC-8) Note shall have a final maturity date of December 31, 2045, and each advance under the Series 2018 (FFB AC-8) Note shall bear interest from the date of advance until the maturity date for such advance (unless repaid sooner) at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Series 2018 (FFB AC-8) Note shall be authenticated and delivered to, and made payable to, FFB.

All payments, including prepayments, made on the Series 2018 (FFB AC-8) Note shall be made as provided in the Series 2018 (FFB AC-8) Note and the Ninth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2                                   Form of the Series 2018 (FFB AC-8) Note.

The Series 2018 (FFB AC-8) Note and the Trustee’s certificate of authentication for the Series 2018 (FFB AC-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2018 (FFB AC-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2018 (FFB AC-8) Note for all purposes under the Indenture at all times during which the Series 2018 (FFB AC-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

Section 1.3                                   Authorization and Terms of the Series 2018 (RUS AC-8) Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2018 (RUS AC-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.4 hereof.

If the Series 2018 (RUS AC-8) Reimbursement Note is duly executed and issued by the Company, authenticated and delivered by the Trustee and received and held by the Holder thereof, then reimbursement obligations evidenced thereunder that relate to advances under the Series 2018 (FFB AC-8) Note made in compliance with Section 4.8 of the Original Indenture will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2018 (RUS AC-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2018 (RUS AC-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The Series 2018 (RUS AC-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

All payments, including prepayments, made on the Series 2018 (RUS AC-8) Reimbursement Note shall be made as provided in the Series 2018 (RUS AC-8) Reimbursement Note and the Ninth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2018 (RUS AC-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2018 (FFB AC-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

Section 1.4            Form of the Series 2018 (RUS AC-8) Reimbursement Note.

The Series 2018 (RUS AC-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2018 (RUS AC-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2018 (RUS AC-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1            Supplemental Indenture.  This Seventy-Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and amended, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Seventy-Seventh Supplemental Indenture, the Ninth Amended and Restated Loan Contract and the AC-8 Notes, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the AC-8 Notes to the same extent as if specifically set forth herein.  All capitalized terms used in this Seventy-Seventh Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 2.2            Recitals.  All recitals in this Seventy-Seventh Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3            Successors and Assigns.  Whenever in this Seventy-Seventh Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-Seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4            No Rights, Remedies, Etc.  Nothing in this Seventy-Seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-Seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5            Counterparts.  This Seventy-Seventh Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6            Security Agreement and Financing Statement.  To the extent permitted by applicable law, this Seventy-Seventh Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventy-Seventh Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:	/s/ Kimberly D. Adams
by the Company in the presence of:		Kimberly D. Adams
Secretary

/s/ Shalewa Smith	[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires: October 22, 2019

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Jack Ellerin
Authorized Agent

Signed and delivered
by the Trustee in the
presence of:

/s/ George Hogan
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires: April 13, 2018

Exhibit A

All property (other than Excepted Property and Excludable property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired, including the following property to wit:

Monroe County, Georgia

1.                                      All that tract or parcel of land lying and being in Land Lots 148 and 173 of the 5th Land District of Monroe County, Georgia, containing in the aggregate 18.46 acres and being known and designated as Parcel 1-A, 16.06 acres, and Parcel 2, 2.40 acres according to that certain plat of survey entitled “A Boundary & Partitioning Survey for Brenda Hammond Evans” prepared by Steven A. Coleman, Surveyor, dated July 2, 2002, as revised on December 15, 2003, and recorded in Plat Book 26, Page 209, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part of this description.

The above property is the same property presently known as tax map parcel 097-014J and 097-014K as designated by the Monroe County Tax Assessors Office.

2.                                      All that tract or parcel of land lying and being in Land Lots 140 and 141 of the 5th Land District, containing 1 acre of land, and being more particularly described according to a certain plat of survey entitled “Survey for Mickey and Betty Jane Duffey,” prepared by Kendrick-Mercer, Inc., Georgia Registered Land Surveyors, which plat is recorded in Plat Book 6, Page 142 in the Office of the Clerk of the Superior Court of Monroe County, Georgia, and is incorporated into and made a part of this deed by reference.

3.                                      All that trace or parcel of land lying and being in Middlebrooks District of Monroe County, Georgia containing five (5) acres, more or less, and bounded on the North by that certain public road leading from Georgia Highway 87 to the home of Brack Goolsby; on the East and South by the lands of Frank J. and James L. Williams; and on the West by the lands of Brack Goolsby. The land herein described fronts on the aforesaid public road a distance of 420 feet and extends back between parallel lines a distance of 525 feet with the West line being the line dividing the land herein conveyed from the lands of Brack Goolsby and being marked by an old barbed wire fence, there being situated at the Northwesterly corner of the land herein described a large oak tree.

This is the same property conveyed to Herman Wayne Smith and Brenda Kelley Smith by deed from Frank J. Williams and James L. Williams dated June 10, 1968 and recorded in Deed Book 77, Page 412, Clerk’s Office, Monroe Superior Court.

There is a dwelling located thereon known under the present system of numbering as 2449 Luther Smith Road, Juliette, Georgia 31046.

Schedule 1

RECORDING INFORMATION

FOR

                             COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture
Fifty-Fifth Supplemental Indenture

	RECORDING	DATE OF
DOCUMENT	INFORMATION	RECORDING

Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture
Sixty-Seventh Supplemental Indenture
Sixty-Eighth Supplemental Indenture
Sixty-Ninth Supplemental Indenture
Seventieth Supplemental Indenture
Seventy-First Supplemental Indenture
Seventy-Second Supplemental Indenture
Seventy-Third Supplemental Indenture
Seventy-Fourth Supplemental Indenture
Seventy-Fifth Supplemental Indenture
Seventy-Sixth Supplemental Indenture